EXHIBIT 3.1

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

MOTIVE COMMUNICATIONS, INC.

December 1, 2003

Pursuant to the provisions of Section 242 of the Delaware General Corporation Law (the “General Corporation Law”), Motive Communications, Inc., a Delaware corporation (the “Corporation”), adopts the following Certificate of Amendment to its Restated Certificate of Incorporation:

FIRST: The name of the Corporation is Motive Communications, Inc.

SECOND: Article I of the Restated Certificate of Incorporation of the Corporation is hereby amended (the “Amendment”) to read in its entirety as follows:

“The name of this corporation is Motive, Inc.”

THIRD: The Amendment has been recommended by the Board of Directors of the Corporation and duly approved and adopted, in accordance with Section 242 of the General Corporation Law, by the stockholders of the Corporation by written consent in lieu of a meeting.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to its Restated Certificate of Incorporation to be executed in its corporate name this 1st day of December, 2003.

MOTIVE COMMUNICATIONS, INC.

By:	/s/ Scott Harmon
Scott Harmon Chief Executive Officer

RESTATED CERTIFICATE OF INCORPORATION

OF MOTIVE COMMUNICATIONS, INC.,

a Delaware Corporation

The undersigned, Scott L. Harmon, hereby certifies that:

ONE: He is the duly elected and acting President and Chief Executive Officer of said corporation.

TWO: The name of the corporation is Motive Communications, Inc. and the corporation was originally incorporated on April 25, 1997, under the name Motive Software, Inc., pursuant to the General Corporation Law.

THREE: The Certificate of Incorporation of said corporation shall be amended and restated to read in full as follows:

ARTICLE I

The name of this corporation is Motive Communications, Inc.

ARTICLE II

The address of the registered office of this corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is Corporation Service Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that this corporation is authorized to issue is One Hundred Forty Seven Million (147,000,000) shares. One Hundred Million (100,000,000) shares shall be Common Stock, par value $0.001 per share, and Forty Seven Million (47,000,000) shares shall be Preferred Stock, par value $0.001 per share.

B. Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Restated Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of 7,925,472 shares, the Series B Preferred Stock, which series shall consist of 3,225,639 shares, the Series C Preferred Stock which series shall consist of 2,550,000 shares, the Series D-1 Preferred Stock which series shall consist of 2,067,000 shares, the Series D-2 Preferred Stock which series shall consist of 2,600,000 shares, the Series D-3 Preferred Stock which series shall consist of 280,000 shares (collectively, the “Series D Preferred Stock”), the Series E-1 Preferred Stock which series shall consist of 4,500,000 shares, the Series E-2 Preferred Stock which series shall consist of 3,000,000 shares (collectively, the “Series E Preferred Stock”), the Series F-1 Preferred Stock which series shall consist of 7,230,000 shares, the Series F-2 Preferred Stock which series shall consist of 6,230,000 shares and the Series F-3 Preferred Stock which series shall consist of 4,325,000 shares (collectively, the “Series F Preferred Stock”), are as set forth below in this Article IV(B). The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or this corporation’s Restated Certificate of Incorporation (“Protective Provisions”), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, paripassu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock), prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

1. Dividend Provisions. Subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $.042 per share per annum for the Series A Preferred Stock, at the rate of $.219 per share per annum for the Series B Preferred Stock, at the rate of $.529 per share per annum for the Series C Preferred Stock, at the rate of $.113 per share per annum for the Series D-1 Preferred Stock, at the rate of $.28 per share per annum for the Series D-2 Preferred Stock, at the rate of $.423 per share per annum for the Series D-3 Preferred Stock, at the rate of $.321 per share per annum for the Series E-1 Preferred Stock, at the rate of $.321 per share per annum for the Series E-2 Preferred Stock, at the rate of $.048 per share per annum for the Series F-1 Preferred Stock, at the rate of $.227 per share per annum for the Series F-2 Preferred Stock and at the rate of $.353 per share per annum for the Series F-3 Preferred Stock or, if greater (as determined on a per annum basis and an as-converted basis for the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D-1 Preferred Stock, the Series D-2 Preferred Stock, the Series D-3 Preferred Stock,

the Series E-1 Preferred Stock, the Series E-2 Preferred Stock the Series F-1 Preferred Stock, the Series F-2 Preferred Stock and the Series F-3 Preferred Stock), an amount equal to that paid on any other outstanding shares of this corporation, payable quarterly when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. The holders of the outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of, in the case of the Series A Preferred Stock, the Series B Preferred Stock or the Series E Preferred Stock, at least a majority of such series then outstanding or, in the case of the holders of the Series C Preferred Stock, the Series D Preferred Stock and the Series F Preferred Stock, at least seventy-five percent (75%) of such series then outstanding.

2. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, the greater of (X) the amount such holder would receive if such shares of Preferred Stock were converted into Common Stock in accordance with Section 4 of this Article IV.B immediately prior to such liquidation, dissolution or winding up or (Y) the sum of the amount payable to such holder in respect of such shares of Preferred Stock as set forth below in this Section 2(a) and pursuant to Section 2(b) hereof, if applicable: (i) for the Series A Preferred Stock, an amount per share equal to the sum of (A) $.599 for each outstanding share of Series A Preferred Stock (the “Original Series A Issue Price”) and (B) an amount equal to declared but unpaid dividends on such share; (ii) for the Series B Preferred Stock, an amount per share equal to the sum of (A) $3.13 for each outstanding share of Series B Preferred Stock (the “Original Series B Issue Price”) and (B) an amount equal to declared but unpaid dividends on such share; (iii) for the Series C Preferred Stock, an amount per share equal to the sum of (A) $6.61 for each outstanding share of Series C Preferred Stock (the “Original Series C Issue Price”) an amount equal to declared but unpaid dividends on such share; (iv) for the Series D-1 Preferred Stock, an amount per share equal to the sum of (A) $1.61 for each outstanding share of Series D-1 Preferred Stock (the “Original Series D-1 Issue Price”) and (B) an amount equal to declared but unpaid dividends on such share; (v) for the Series D-2 Preferred Stock, an amount per share equal to the sum of (A) $4.00 for each outstanding share of Series D-2 Preferred Stock (the “Original Series D-2 Issue Price”) and (B) an amount equal to declared but unpaid dividends on such share; (vi) for the Series D-3 Preferred Stock, an amount per share equal to the sum of (A) $6.04 for each outstanding share of Series D-3 Preferred Stock (the “Original Series D-3 Issue Price”) and (B) an amount equal to declared but unpaid dividends on such share; (vii) for the Series E-1 Preferred Stock, an amount per share equal to the sum of (A) $4.591 for each outstanding share of Series E-1 Preferred Stock (the “Original Series E-1 Issue Price”) and (B) an amount equal to declared but unpaid dividends on such share; (viii) for the Series E-2 Preferred Stock, an amount per share equal to the sum of (A) $4.591 for each outstanding share of Series E-2 Preferred Stock (the “Original Series E-2 Issue Price”) and (B) an amount equal to declared but unpaid dividends on such share; (ix) for the Series F-1 Preferred Stock, an amount per share equal to the sum of (A) $.692 for each outstanding share of Series F-1 Preferred Stock (the “Original Series F-1 Issue Price”) and (B) an amount equal to declared but unpaid dividends on such share; (x) for the Series F-2 Preferred Stock, an amount per share equal to the sum of (A) $3.236 for each outstanding share of Series F-2 Preferred Stock (the “Original Series F-2 Issue Price”) and (B) an amount equal to declared but unpaid dividends on such share; (xi) for the Series F-3 Preferred Stock, an amount per share equal to the sum of (A) $5.038 for each outstanding share of Series F-3 Preferred Stock (the “Original Series F-3 Issue Price”) and (B) an amount equal to declared but unpaid dividends on such share. The Original Series A Issue Price, the Original Series B Issue Price, the Original Series C Issue Price, the Original Series D-1 Issue Price, the Original Series D-2 Issue Price, the Original Series D-3 Issue Price, the Original Series E-1 Issue Price, the Original Series E-2 Issue Price, the Original Series F-1 Issue Price, the Original Series F-2 Issue Price and the Original Series F-3 Issue Price are each hereafter referred to as an “Original Issue Price”. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock in proportion to the preferential amount each such holder would otherwise be entitled to receive.

(b) Upon the completion of the distribution required by subparagraph (a) of this Section 2 and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the remaining assets of this corporation available for distribution to stockholders shall be distributed among the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series F-1 Preferred Stock, Series F-2 Preferred Stock, Series F-3 Preferred and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming full conversion of all such Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series F-1 Preferred Stock, Series F-2 Preferred Stock and Series F-3 Preferred Stock) until with respect to the holders of Series B Preferred Stock, such holders shall have received an aggregate of $6.27 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like occurring after the date of filing of this Restated Certificate of Incorporation) (including amounts paid pursuant to subsection (a) of this Section 2); with respect to the holders of the Series C Preferred Stock such holders shall have received an aggregate of $13.23 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like occurring after the date of filing of this Restated Certificate of Incorporation) (including amounts paid pursuant to subsection (a) of this Section 2); with respect to the holders of the Series D-1 Preferred Stock such holders shall have received an aggregate of $3.22 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like occurring after the date of filing of this Restated Certificate of Incorporation) (including amounts paid pursuant to subsection (a) of this Section 2); with respect to the holders of the Series D-2 Preferred Stock such holders shall have received an aggregate of

$8.00 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like occurring after the date of filing of this Restated Certificate of Incorporation) (including amounts paid pursuant to subsection (a) of this Section 2); with respect to the holders of the Series D-3 Preferred Stock such holders shall have received an aggregate of $12.08 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like occurring after the date of filing of this Restated Certificate of Incorporation) (including amounts paid pursuant to subsection (a) of this Section 2); and with respect to the holders of Series E-1 Preferred Stock, such holders shall have received an aggregate of $9.182 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like occurring after the date of filing of this Restated Certificate of Incorporation) (including amounts paid pursuant to subsection (a) of this Section 2); with respect to the holders of Series F-1 Preferred Stock, such holders have received an aggregate of $1.384 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like occurring after the date of filing of this Restated Certificate of Incorporation) (including amounts paid pursuant to subsection (a) of this Section 2); with respect to the holders of Series F-2 Preferred Stock, such holders have received an aggregate of $6.472 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like occurring after the date of filing of this Restated Certificate of Incorporation) (including amounts paid pursuant to subsection (a) of this Section 2); with respect to the holders of Series F-3 Preferred Stock, such holders have received an aggregate of $10.077 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like occurring after the date of filing of this Restated Certificate of Incorporation) (including amounts paid pursuant to subsection (a) of this Section 2); thereafter, subject to the rights of series of Preferred Stock that may from time to time come into existence, if assets remain in this corporation, the holders of the Common Stock of this corporation shall receive all of the remaining assets of this corporation pro rata based on the number of shares of Common Stock held by each.

(c) (i) For purposes of this Section 2, unless otherwise agreed by the vote or written consent of the holders of seventy-five percent (75%) of the then outstanding shares of each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock voting as separate series and not as a single class, a liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of this corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of this corporation; or (B) a sale of all or substantially all of the assets of this corporation.

(ii) In any of such events, if the consideration received by this corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(1) If traded on a securities exchange or through The Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;

(2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

(3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

(iii) In the event the requirements of this subsection 2(c) are not complied with, this corporation shall forthwith either:

(A) cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; or

(B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

(iv) This corporation shall give each holder of record of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

3. Redemption.

(a) Subject to the rights of series of Preferred Stock that may from time to time come into existence, at any time after June 24, 2006 (the “Redemption Commencement Date”), but within ninety (90) days after the receipt by this corporation of a written request from the holders of not less than two-thirds of the then outstanding Series A Preferred Stock, seventy-five percent (75%) of the Series B Preferred Stock, seventy-five percent (75%) of the Series C Preferred Stock, seventy-five percent (75%) of the Series D Preferred Stock, seventy-five percent (75%) of the Series E Preferred Stock, or seventy-five percent (75%) of the Series F Preferred Stock, as the case may be, that all or, if less than all, a specified percentage of such holders’ shares of such Preferred Stock be redeemed, and concurrently with surrender by such holders of the certificates representing such shares, this corporation shall, to the extent it may lawfully do so, redeem in three (3) annual installments (each payment date being referred to herein as a “Redemption Date”) the shares specified in such request by paying in cash therefor a sum per share equal to: (i) for the Series A Preferred Stock (A) $.599 per share of Series A Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like occurring after the date of filing of this Restated Certificate of Incorporation) plus (B) all declared but unpaid dividends on such share plus (C) an imputed dividend of 7% per annum on the amount payable under clause (i)(A) accruing from the Redemption Commencement Date through and until the applicable Redemption Date (the “Series A Redemption Price”); (ii) for the Series B Preferred Stock (A) $3.13 per share of Series B Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like occurring after the date of filing of this Restated Certificate of Incorporation) plus (B) all declared but unpaid dividends on such share plus (C) an imputed dividend of 7% per annum on the amount payable under clause (ii)(A) accruing from the Redemption Commencement Date through and until the applicable Redemption Date (the “Series B Redemption Price”); (iii) for the Series C Preferred Stock (A) $6.61 per share of Series C Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalization or the like occurring after the date of filing of this Restated Certificate of Incorporation) plus (B) all declared but unpaid dividends on such share plus (C) an imputed dividend of 7% per annum on the amount payable under clause (iii)(A) accruing from the Redemption Commencement Date through and until the applicable Redemption Date (the “Series C Redemption Price”); (iv) for the Series D-1 Preferred Stock (A) $1.61 per share of Series D-1 Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalization or the like occurring after the date of filing of this Restated Certificate of Incorporation) plus (B) all declared but unpaid dividends on such share plus (C) an imputed dividend of 7% per annum on the amount payable under clause (iv)(A) accruing from the Redemption Commencement Date through and until the applicable Redemption Date (the “Series D-1 Redemption Price”); (v) for the Series D-2 Preferred Stock (A) $4.00 per share of Series D-2 Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalization or the like occurring after the date of filing of this Restated Certificate of Incorporation) plus (B) all declared but unpaid dividends on such share plus (C) an imputed dividend of 7% per annum on the amount payable under clause (v)(A) accruing from the Redemption Commencement Date through and until the applicable Redemption Date (the “Series D-2 Redemption Price”); (vi) for the Series D-3 Preferred Stock (A) $6.04 per share of Series D-3 Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalization or the like occurring after the date of filing of this Restated Certificate of Incorporation) plus (B) all declared but unpaid dividends on such share plus (C) an imputed dividend of 7% per annum on the amount payable under clause (vi)(A) accruing from the Redemption Commencement Date through and until the applicable Redemption Date (the “Series D-3 Redemption Price”); (vii) for the Series E Preferred Stock (A) $4.591 per share of Series E Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like occurring after the date of filing of this Restated Certificate of Incorporation) plus (B) all declared but unpaid dividends on such share plus (C) an imputed dividend of 7% per annum on the amount payable under clause (vii)(A) accruing from the Redemption Commencement Date through and until the applicable Redemption Date (the “Series E Redemption Price”); (viii) for the Series F-1 Preferred Stock (A) $.692 per share of Series F-1 Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like occurring after the date of filing of this Restated Certificate of Incorporation) plus (B) all declared but unpaid dividends on such share plus (C) an imputed dividend of 7% per annum on the amount payable under clause (vii)(A) accruing from the Redemption Commencement Date through and until the applicable Redemption Date (the “Series F-1 Redemption Price”); (ix) for the Series F-2 Preferred Stock (A) $3.236 per share of Series F-2 Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like occurring after the date of filing of this Restated Certificate of Incorporation) plus (B) all declared but unpaid dividends on such share plus (C) an imputed dividend of 7% per annum on the amount payable under clause (vii)(A) accruing from the Redemption Commencement Date through and until the applicable Redemption Date (the “Series F-2 Redemption Price”); and (x) for the Series F-3 Preferred Stock (A) $5.038 per share of Series F-3 Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like occurring after the date of filing of this Restated Certificate of Incorporation) plus (B) all declared but unpaid dividends on such share plus (C) an imputed dividend of 7% per annum on the amount payable under clause (vii)(A) accruing from the Redemption Commencement Date through and until the applicable Redemption Date (the “Series F-3 Redemption Price”); each of the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series D-1 Redemption Price, the Series D-2 Redemption Price, the Series D-3 Redemption Price, the Series E Redemption Price; the Series F-1 Redemption Price, the Series F-2 Redemption Price and the Series F-3 Redemption Price are hereafter referred to as a “Redemption Price”). The number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock that this corporation shall be required to redeem on any one Redemption Date shall be equal to the amount determined by dividing (x) the aggregate number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock outstanding immediately prior to such Redemption Date that have been requested to be redeemed pursuant to this Section 3(a) by (y) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). Any redemption of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock effected pursuant to this subsection 3(a) shall be made on a pro rata basis among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock in proportion to the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, respectively, proposed to be redeemed by such holders.

(b) Subject to the rights of series of Preferred Stock that may from time to time come into existence, at least fifteen (15) but no more than thirty (30) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock to be redeemed, at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected on the applicable Redemption Date, specifying the number of shares to be redeemed from such holder, the Redemption Date, the applicable Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the “Redemption Notice”). Except as provided in subsection (3)(c), on or after each Redemption Date, each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock to be redeemed on such Redemption Date shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(c) From and after each Redemption Date, unless there shall have been a default in payment of any applicable Redemption Price, all rights of the holders of shares of Preferred Stock designated for redemption on such Redemption Date in the Redemption Notice as holders of such Preferred Stock (except the right to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of series of Preferred Stock that may from time to time come into existence, if the funds of this corporation legally available for redemption of shares of such series of Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of the Preferred Stock to be redeemed on such date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed such that each holder of a share of Preferred Stock receives for such share the same percentage of the applicable Redemption Price as each other holder receives for any such share. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein and the imputed dividend as provided for in clauses (i)(c), (ii)(c), (iii)(c), (iv)(c), (v)(c), (vi)(c) and (vii)(c) of Section 3(a) shall continue to accrue with respect to such shares. Subject to the rights of series of Preferred Stock that may from time to time come into existence, at any time thereafter when additional funds of this corporation are legally available for the redemption of shares of Preferred Stock, such funds will immediately be used to redeem the balance of the shares that this corporation has become obliged to redeem on any Redemption Date but that it has not redeemed.

4. Conversion. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Original Issue Price by the Conversion Price applicable to such series, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for each series shall be the Original Issue Price for such series; provided, however, that the Conversion Price for the Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

(b) Automatic Conversion. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such series of Preferred Stock immediately upon the earlier of (i) this corporation’s sale of its Common Stock in a public offering pursuant to a registration statement on Form S-1 or Form SB-2 or any comparable successor form then in effect under the Securities Act of 1933, as amended, the public offering price of which was not less than $5.53 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization occurring after the filing of this Restated Certificate of Incorporation) and $25,000,000 in the aggregate, (ii) if in connection with an underwritten public offering of the corporation’s Common Stock, the date specified by written consent or agreement of the holders of two-thirds of the then outstanding shares of Preferred Stock voting together as a single class or (iii) the date specified by written consent or agreement of the holders of two-thirds of the then outstanding shares of Series A Preferred Stock, with respect to conversion of the Series A Preferred Stock, the date specified by written consent or agreement of the holders of seventy-five percent (75%) of the then outstanding shares of Series B Preferred Stock, with respect to conversion of the Series B Preferred Stock, the date specified by written consent or agreement of the holders of seventy-five percent (75%) of the then outstanding shares of Series C Preferred Stock, with respect to conversion of the Series C Preferred Stock, the date specified by written consent or agreement of the holders of seventy-five percent (75%) of the then outstanding shares of Series D Preferred Stock, with respect to conversion of the Series D Preferred Stock, the date specified by written consent or agreement of the holders of seventy-five percent (75%) of the then outstanding shares of Series E Preferred Stock, with respect to conversion of the Series E Preferred Stock, and the date specified by written consent or agreement of the holders of seventy-five percent (75%) of the then outstanding shares of Series F Preferred Stock, with respect to conversion of the Series F Preferred Stock.

(c) Mechanics of Conversion. Before any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock shall not be deemed to have converted such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock until immediately prior to the closing of such sale of securities.

(d) Conversion Price Adjustments of Preferred Stock for Splits and Combinations. The applicable Conversion Price of each series of the Preferred Stock shall be subject to adjustment from time to time as follows:

(i)

(A) If this corporation shall issue, at any time after the date upon which any shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock were first issued (each, a “Purchase Date”), any Additional Stock without consideration or for a consideration per share less than the Conversion Price for the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 4(d)(i)(E)(1) or (2)) plus the number of shares of Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at such

Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 4(d)(i)(E)(1) or (2)) plus the number of shares of such Additional Stock.

(B) No adjustment of the Conversion Price for the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 4(d)(i)(E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

(E) In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii):

(1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and 4(d)(i)(D)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

(2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and 4(d)(i)(D)).

(3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof (unless such options or rights or convertible or exchangeable securities were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 4(d)(i)(A)), the Conversion Price of the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and Series F Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities (unless such options or rights were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 4(d)(i)(A)), shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

(ii) “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation after the Purchase Date other than:

(A) Common Stock issued pursuant to a transaction described in subsection 4(d)(iii) hereof;

(B) Common Stock issued upon conversion of the Preferred Stock;

(C) (i) Up to 30,017,638 shares of Common Stock (or such other number as is unanimously approved by the corporation’s Board of Directors) and (ii) shares of Preferred Stock, issuable or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of this corporation (x) directly or (y) pursuant to any stock option plans or restricted stock plan approved by the Board of Directors of this corporation or assumed pursuant to an acquisition; provided, however, shares of Preferred Stock shall constitute “Additional Stock” for purposes of this subsection 4(d)(ii) unless such shares are issued with the unanimous approval of the corporation’s Board of Directors;

(D) Shares of Common Stock or options or warrants exercisable for Common Stock issued with the approval of the Board of Directors to banks, savings and loan associations, equipment lessors or other similar lending institutions in connection with such entities providing working capital credit facilities or equipment financing to the corporation;

(E) Shares of Preferred Stock or Common Stock issued or issuable from time to time with the approval of at least seventy-five percent (75%) of the members of the corporation’s Board of Directors pursuant to the acquisition of another business entity or business segment of any such entity by the corporation by merger, purchase of substantially all the assets or other reorganization (other than a merger or other transaction described in Section 2(c));

(F) Shares of Preferred Stock or Common Stock, or options or warrants exercisable for shares of Preferred Stock or Common Stock, issued from time to time with the approval of at least seventy-five percent (75%) of the members of the corporation’s Board of Directors in connection with business combinations or corporate partnering agreements approved by the Board of Directors;

(G) Warrants exercisable for shares of Common Stock or Preferred Stock (including any securities issued upon exercise or conversion thereof) issued with the approval of the Board of Directors in connection with the Unit Purchase Agreement dated on or about October 7, 2002; or

(H) Options or warrants exercisable for shares of Common Stock or Preferred Stock (and any shares of Common Stock or Preferred Stock issuable upon exercise thereof) issued from time to time to stockholders of this corporation with the approval of at least seventy-five percent (75%) of the members of this corporation’s Board of Directors in connection with any redemption or acquisition by this corporation of shares of Common Stock or Preferred Stock, or options or warrants exercisable for shares of Common Stock or Preferred Stock, held by such stockholders.

(iii) In the event this corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(d)(i)(E).

(iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(i), then, in each such case for the purpose of this subsection 4(e), the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

(f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination, reorganization or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2), provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall thereafter be entitled to receive upon conversion of such series of Preferred Stock, in lieu of each share of Common Stock otherwise issuable upon such conversion, the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(g) No Impairment. This corporation shall not, by amendment of its Restated Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock against impairment.

(h) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock

as the case may be, at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of such series of Preferred Stock.

(i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(j) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, in addition to such other remedies as shall be available to the holders of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Restated Certificate of Incorporation.

(k) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

5. Voting Rights. The holder of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

6. Protective Provisions. Subject to the rights of series of Preferred Stock that may from time to time come into existence, so long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock voting together as a single class and not as separate series:

(a) sell, convey, or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation;

(b) amend, alter or change the Restated Certificate of Incorporation or Bylaws of this corporation so as to affect adversely the rights, preferences or privileges of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock, provided that the consent of the holders of seventy-five percent (75%) of the shares of a particular series of Preferred Stock shall be required for any amendment, alteration or change that adversely affects such series in a different manner than the other series of Preferred Stock;

(c) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock, provided that the consent of the holders of seventy-five percent (75%) of the shares of a particular series of Preferred Stock shall be required for such increase or decrease in the total number of authorized shares of such series;

(d) authorize or issue, or effect any reclassification, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over or on parity with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock with respect to voting, dividends, redemption or upon liquidation, provided that the consent of the holders of seventy-five percent (75%) of the shares of a particular series of Preferred Stock shall be required for the authorization or issuance of any equity security having a preference over such series in a different manner than the other series of Preferred Stock;

(e) declare or pay any dividends on its Common Stock or redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock, or rights to purchase or acquire Preferred Stock or Common Stock (whether by exercise, conversion or exchange); provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment;

(f) amend the Bylaws of the corporation to increase, or otherwise take any action that would have the effect of increasing, the authorized number of directors of the corporation to more than eight (8);

(g) authorize or issue, or obligate itself to issue, any equity security, including any other security convertible into or exercisable for any equity security, of the corporation to any employee of the corporation, other than up to 30,017,638 shares of Common Stock (or such other number as is unanimously approved by this corporation’s Board of Directors) that may be reserved for issuance or otherwise issued under any stock option or other plan or agreement of the corporation, including, but not limited to, the corporation’s 1997 Stock Option/Stock Issuance Plan; or

(h) amend any of the provisions set forth in this Subsection 6; provided, however, that any amendment to any particular provision shall require the same percentage or series vote as is required in such provision.

7. Status of Converted or Redeemed Stock. In the event any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock shall be redeemed or converted pursuant to Section 3 or Section 4 hereof, the shares so converted or redeemed shall be cancelled and shall not be issuable by this corporation. The Restated Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation’s authorized capital stock.

C. Common Stock.

1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2. Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in Section B2 of this Article IV.

3. Redemption. The Common Stock is not redeemable.

4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

ARTICLE V

Except as otherwise provided in this Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this corporation.

ARTICLE VI

Subject to Section B.6 of Article IV of this Restated Certificate of Incorporation, the number of directors of this corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

ARTICLE IX

A director of this corporation shall, to the fullest extent permitted by the General Corporation Law of Delaware as it now exists or as it may hereafter be amended, not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of Delaware is amended, after approval by the stockholders of this Article, to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

Any amendment, repeal or modification of this Article IX, or the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article IX, by the stockholders of this corporation shall not apply to or adversely affect any right or protection of a director of this corporation existing at the time of such amendment, repeal, modification or adoption.

ARTICLE X

To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this corporation (and any other persons to which General Corporation Law of Delaware permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of Delaware, subject only to limits created by applicable provisions of the General Corporation Law of Delaware (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

Any amendment, repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such amendment, repeal or modification.

ARTICLE XI

Subject to Section B.6 of Article IV of this Restated Certificate of Incorporation, this corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

* * *

FOUR: That thereafter said amendment and restatement was duly adopted in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of Delaware by obtaining a majority vote of the outstanding stock and each class entitled to vote thereon, in favor of said amendment and restatement in the manner set forth in Section 222 or 228 of the General Corporation Law of Delaware.

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IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation on September 17, 2003.

/s/ Scott Harmon
Scott L. Harmon President and Chief Executive Officer